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Kulicke and Soffa Industries, Inc.
2017 Annual Meeting of Shareholders
Supplemental Information

February 23, 2017

In connection with the upcoming Kulicke and Soffa Industries, Inc. (the “Company” or “our”) 2017 annual meeting of shareholders to be held on March 14, 2017, we are seeking your approval of, among other matters, the election of two director nominees and the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm. Each of these proposals is further described in our definitive proxy statement which was filed with the Securities and Exchange Commission on January 20, 2017.
In a report recently issued by Institutional Shareholder Services Inc. (“ISS”), ISS recommended that our shareholders vote against the ratification of the Company’s independent registered public accounting firm, PwC, and withhold votes on the re-election of our director, Garrett E. Pierce, for what ISS characterized as an excessive amount of non-audit related services by PwC for the fiscal year ended October 1, 2016.
In response to the concerns identified in the ISS Report, we desire to clarify the matters noted above as set forth below.
As disclosed in our Proxy Statement, in fiscal 2016, PwC was paid audit fees of $1,299,210, “Tax Fees” of $1,426,000, and “All Other Fees” of $538,000. The amount of “Tax Fees” and “All Other Fees” exceeded the level of audit fees, which led to the negative recommendation of ISS.

Approximately $1,300,000, or 91% of the total “Tax Fees”, represented fees related to a one-time strategic international restructuring of the Company intended to make the international operations of the Company more efficient (the “International Restructuring”). The objective of the International Restructuring included: creating a single holding company for the Company’s international group; facilitating the efficient redeployment of non-U.S. cash; simplifying treasury operations; generating legal and operational efficiencies through restructuring and reducing the number of international operating subsidiaries; and providing future operational flexibility for the Company. In engaging PwC to handle the International Restructuring, the Audit Committee concluded that PwC’s expertise in domestic and international corporate taxation would provide significant advantages to the Company with this important restructuring and provided sufficient justification to use PwC for this important project. The Company and Audit Committee evaluated the proposal and also reviewed the independence of PwC and approved this project. The remaining approximately $126,000 of these “Tax Fees” related to miscellaneous tax research, planning and other tax services provided by PwC primarily related to a tax settlement in a foreign jurisdiction.

Approximately $535,000, or 99% of the total “All Other Fees”, represented non-recurring services fees directly related to a single project undertaken to expand the Company’s participation in a specific targeted growth market over the next three years and review of the Company’s current operating model and assess how to redesign future state models to ensure scalability from organic and inorganic growth (the “Targeted Growth Engagement”). In evaluating various consultants for this project, the Company concluded after a detailed evaluation that PwC set forth a more comprehensive and superior proposal. The Audit Committee reviewed the independence of PwC and approved the Targeted Growth Engagement.
As noted above, the majority of the “Tax Fees” paid by the Company for fiscal 2016 were directly related to the International Restructuring, which we believe was in the best interests of the Company and its shareholders. Similarly, almost all of the “All Other Fees” were directly related to the Targeted Growth Engagement, which we also believe was in the best interests of the Company and its shareholders as it was primarily focused on capitalizing on new market opportunities. The International Restructuring and Targeted Growth Engagement-related fees payable to PwC were fees related to these one-time projects. Without these one-time project fees, the non-audit related fees would have only been 9% of the fees paid to PwC. Moreover, the selection of PwC to provide these services was driven by PwC’s expertise in offering these services which we believe ultimately led to better outcomes for the Company. The basis for hiring separate professional accounting firms to provide audit services and non-audit services stems from a concern that an auditor’s independence may be compromised by seeking to encourage non-audit engagements. We believe this is not a significant risk in this case, as both the International Restructuring and Targeted Growth Engagement were one-time, non-recurring projects and both have been substantially completed. The Audit Committee closely scrutinized each of these engagements, and made a decision that it believes was in the best interests of the Company and its shareholders. In addition the Audit Committee reviewed the Independence letters from PwC and was satisfied that these engagements do not compromise the independence of PwC as an Independent Auditor of the Company. Further, PwC followed its own internal process of detailed review before concluding that providing non-audit services to the Company did not impair its independence, both at the outset and conclusion of each matter.
The ISS withhold recommendation on the re-election of Garrett E. Pierce as a director was based on his membership on the Audit Committee that approved the non-audit services discussed above. As described above, the Company believes the engagement of PwC to provide these services was appropriate, and that the Audit Committee acted in the best interests of its shareholders in approving these engagements.

Therefore, in light of the considerations described above, we believe that the non-audit related fees paid by the Company to PwC for the fiscal year ended October 1, 2016 were appropriate based on the Company’s growth objectives and continual pursuit of streamlined organizational operations, and the Board of Directors continues to recommend that you vote (1) “FOR” each of our director nominees and (2) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017. We remind you that if you have already cast a vote contrary to the Board of Director’s recommendation on the foregoing matters, you may change your vote in accordance with the instructions included with our Proxy Statement.